Exhibit 99.1

News Corp completes the sale of Foxtel Group to DAZN

SYDNEY – April 2, 2025 – News Corporation (“News Corp” or the “Company”) today announced it has completed the sale of Foxtel Group (“Foxtel”) to DAZN Group Limited (“DAZN”).

The completion of the transaction follows DAZN receiving approval for the acquisition of Foxtel from the Foreign Investment Review Board, the Australian Competition and Consumer Commission and other regulatory authorities.

At completion, A$592 million in shareholder loans were repaid to News Corp, and News Corp received a minority equity interest in DAZN of approximately 6%. News Corp’s Senior Vice President and Deputy Chief Financial Officer Andrew Cramer also joined the board of DAZN effective upon completion, and News Corp and its platforms remain committed in their passionate support for Australian sport and entertainment.

“Foxtel’s successful transformation to becoming a leading provider of sports and entertainment is a result of the team’s tenacity, creativity and professionalism. Foxtel employees should be proud of their contribution to that success in the ultra-competitive content contest,” said Robert Thomson, News Corp’s Chief Executive. “We are confident that DAZN is poised to drive the next phase of Foxtel’s growth and we are delighted to be DAZN’s partner and shareholder. And we are pleased to have extra capital strength and optionality.”

“The sale of Foxtel is significant for News Corp, and will enable greater focus on our core growth pillars, which drove over 95 percent of Total Segment EBITDA in the Company's fiscal second quarter,” said Lavanya Chandrashekar, News Corp’s Chief Financial Officer. “It will also meaningfully strengthen our balance sheet, and should reduce future capital intensity and improve return on invested capital. We expect the disposition will also be accretive to earnings per share.”

Forward-Looking Statements

This release contains forward-looking statements based on current expectations or beliefs, as well as assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “potential,” “will,” “should” and similar expressions and variations thereof are intended to identify forward-looking statements. These statements appear in a number of places in this release. Readers are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Many factors could cause actual results to differ materially from those described in these forward-looking statements, including the risks, uncertainties and other factors described in News Corp’s filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of this date and News Corp and Foxtel undertake no obligation (and expressly disclaim any obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About News Corp

News Corp (Nasdaq: NWS, NWSA; ASX: NWS, NWSLV) is a global, diversified media and information services company focused on creating and distributing authoritative and engaging content and other products and services. The company comprises businesses across a range of media, including: information services and news, digital real estate services and book publishing. Headquartered in New York, News Corp operates primarily in the United States, Australia and the United Kingdom, and its content and other products and services are distributed and consumed worldwide. More information is available at: http://www.newscorp.com.

Contacts

News Corp Corporate Communications
Arthur Bochner
646-422-9671
abochner@newscorp.com

News Corp Investor Relations
Michael Florin
212-416-3363
mflorin@newscorp.com

Anthony Rudolf
212-416-3040
arudolf@newscorp.com

Australian Market Inquiries
John Connolly
+61 417 684 064
jc@jcp.com.au